EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                            (18 U.S.C. SECTION 1350)

     In connection with the accompanying Annual Report of Brigham Exploration Company (the "Company") on Form 10-K/A, Amendment No. 1, for the period ended December 31, 2002 (the "Report"), I, Eugene B. Shepherd, Jr., Chief Financial Officer of the Company, hereby certify that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 10, 2003

/s/  Eugene B. Shepherd, Jr.
----------------------------
Eugene B. Shepherd, Jr.
Chief Financial Officer


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